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                                                                      EXHIBIT 23

[LETTERHEAD OF PRICEWATERHOUSECOOPERS]


                      Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-4 of Western Gas Resources, Inc. of our report dated March 22, 1999 relating to the financial statements of Western Gas Resources, Inc., which appear in such Registration Statement.



PricewaterhouseCoopers LLP
Denver, Colorado